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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 1999 appearing on page 31 of the Borders Group, Inc. Annual Report on Form 10-K for the year ended January 24, 1999. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 17, 1998 appearing on page 1 of the Borders Group, Inc. 401(k) Plan Annual Report on Form 11-K for year ended December 31, 1997.


PRICEWATERHOUSECOOPERS LLP
Bloomfield Hills, Michigan
May 27, 1999